        As filed with the Securities and Exchange Commission on January 12, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               RESOURCEPHOENIX.COM
             (Exact name of registrant as specified in its charter)

        DELAWARE                                        52-2190830
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               RESOURCEPHOENIX.COM
                              2401 KERNER BOULEVARD
                              SAN RAFAEL, CA 94901
          (Address of Principal Executive Offices, including Zip Code)


                                 1999 STOCK PLAN

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plans)


                                 GUS CONSTANTIN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              2401 KERNER BOULEVARD
                              SAN RAFAEL, CA 94901
                                 (415) 485-4500
            (Name, address and telephone number of agent for service)

                                   Copies to:

                                 ALAN K. AUSTIN
                                STEVEN V. BERNARD
                                 JAMES C. CREIGH
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                             AMOUNT TO BE        OFFERING PRICE        AGGREGATE            AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED       REGISTERED(1)         PER SHARE         OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.001 par value,         977,188            $2.92 (2)           $2,853,389             $753
to be issued upon exercise of options
granted and outstanding under the 1999
Stock Plan
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.001 par value,         282,812           $16.875 (3)          $4,772,453            $1,260
to be issued upon exercise of options
available for grant under the 1999
Stock Plan
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,  $0.001 par value,        360,000           $16.875 (3)          $6,075,000            $1,604
to be  issued  under  the 1999  Employee
Stock Purchase Plan
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                          1,620,000                              $13,700,842            $3,617
---------------------------------------------------------------------------------------------------------------------------

---------------

(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the shares registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on the weighted average exercise price of the outstanding options as of January 6, 2000, which average is $2.92.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options remaining available for grant, based on the average price of the high and low price as reported by the Nasdaq Stock Market on January 6, 2000, which average price is $16.875.

                               RESOURCEPHOENIX.COM
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed by ResourcePhoenix.com (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into the Registration Statement:

     1. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

     2. The Registrant's prospectus filed pursuant to Rule 424(b) on October 14, 1999.

     3. The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed September 24, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 12 of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnification of its directors and officers, and permissible indemnification of employees and other agents, to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant will enter into Indemnification Agreements with its officers and directors. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Registrant's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care.

ITEM 7.  EXEMPTION FROM REGISTRATION

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit Number                       Description
          4.1*        1999 Stock Plan (incorporated by reference to
                      Exhibit 4.1 to the Registrant's Registration
                      Statement on Form S-1 (File No. 333-84589)).

          4.2* 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.2 to the Registrant's
                      Registration Statement on Form S-1 (File No.
                      333-84589)).

          5.1 Opinion of counsel as to legality of securities being registered.

         23.1         Consent of Arthur Andersen LLP, Independent Public Accountants.

         23.2         Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                      (contained in Exhibit 5.1).

         24.1         Power of Attorney (contained on signature page).

ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (i) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the

         Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 13th day of December, 1999.

                                       RESOURCEPHOENIX.COM


                                       By: /s/ Bryant Tong
                                          -------------------------------------
                                          Bryant Tong
                                          President and Chief Operating Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gus Constantin, Bryant Tong and Gregory Thornton as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                      Title                                 Date
           ---------                                      -----                                 ----
/s/ Gus Constantin                    Chairman of the Board and                          December 13, 1999
--------------------------------      Chief Executive Officer
Gus Constantin                        (Principal Executive Officer)


 /s/ Bryant Tong                      President, Chief Operating Officer and             December 13, 1999
--------------------------------      Director
Bryant Tong


/s/ Gregory Thornton                  Chief Financial Officer (Principal Financial       December 13, 1999
--------------------------------      and Accounting Officer)
Gregory Thornton


/s/ James Barrington                  Director                                           December 15, 1999
--------------------------------
James Barrington


/s/ Glen McLaughlin                   Director                                           December 15, 1999
--------------------------------
Glen McLaughlin


/s/ Roger Smith                       Director                                           December 15, 1999
--------------------------------
Roger Smith

                                INDEX TO EXHIBITS

     Exhibit Number                         Description
          4.1*        1999 Stock Plan (incorporated by reference to
                      Exhibit 4.1 to the Registrant's Registration
                      Statement on Form S-1 (File No. 333-84589)).

          4.2* 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.2 to the Registrant's
                      Registration Statement on Form S-1 (File No.
                      333-84589)).

          5.1 Opinion of counsel as to legality of securities being registered.

         23.1         Consent of Arthur Andersen LLP, Independent Public Accountants.

         23.2         Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                      (contained in Exhibit 5.1).

         24.1         Power of Attorney (contained on signature page).

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